Exhibit 10.2

INFORMATION SYSTEMS SERVICE AGREEMENT

Agreement made this 6th day of November, 2000, by and between WEST SHORE COMPUTER SERVICES, INC., a Michigan corporation with its principal place of business in Scottville, Michigan ("WSCS"), and VALLEY RIDGE BANK, a corporation having its principal place of business in Kent City, Michigan (the "Customer").

W I T N E S S E T H:

WSCS is engaged in the business of information systems services. The Customer wishes to obtain the information systems services of WSCS as applied to accounting, and as more fully specified in the attached Schedules.

NOW, THEREFORE, in consideration of mutual promises and upon the conditions set forth herein, the parties agree as follows:

1.	DEFINITIONS.

	(a)	"WSCS Software" means the computer software identified in Schedule A.

	(b)	"Services" mean the banking services to be provided by WSCS to the Customer through the use of the WSCS Software. The Services are functionally described in the User Manuals identified in Schedule B.

2.	TERM OF AGREEMENT

(a)

TERM. The term of this Agreement shall be paid for a period of sixty (60 months, commencing on the 1st day of January, 2001 ("Commencement Date"), and ending on the 31st day of December, 2005 ("Completion Date").

	(b)	TERMINATION. This Agreement may be earlier terminated as follows:

(1)

FOR CUSTOMER CONVENIENCE. In the event Customer desires to terminate this Agreement without cause, the Customer shall have the option, subject to making the payments hereinafter described, to terminate this Agreement by giving at least six (6) months prior written notice to WSCS. Should Customer terminate this Agreement without cause, Customer shall pay to WSCS a sum equal to ninety percent (90%) of the average monthly charge for Services, from the Commencement Date to the last day in the month of termination, multiplied by the remaining months (and partial months) in this Agreement, from the actual termination date to the Completion Date. One half of this sum shall be paid prior to the request of test conversion tapes and the balances shall be paid prior to the request of the actual conversion tape files.

(2)

FOR CAUSE. If either party shall materially breach any of its obligations under this Agreement, including the making of any payments by the Customer, the other party may, by sending to the party in default written notice, mailed by certified mail to the principal office of the party in default, terminate this Agreement effective upon expiration of twenty (20) days from the mailing of such notice; provided that, in the event the defaulting party cures the default within such twenty (20) day period, this Agreement shall remain in full force and effect; provided further that if the default shall be relating to the making of any payments due to

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WSCS, such default must be cured within five (5) days from the mailing of such notice.

3.	REPORT PROCESSING

WSCS shall make available to Customer all reports set forth in the User Manuals at the times and at the frequencies stated in the User Manuals which have been or will be delivered to Customer by WSCS. The reports shall be produced by the WSCS and electronically transmitted to Customer.

4.	CHARGES FOR SERVICES

(a)

Customer shall pay to WSCS all charges set forth in the Schedules initially attached hereto and on additional Schedules, and charges as may from time to time be mutually agreed to in writing by the parties. However, the minimum monthly charge for all Services rendered under this Agreement shall be $15,000 for the term of this Agreement.

(b)

Customer shall pay monthly charges, in advance, as billed, based upon the number of accounts or other quantities or volumes that may be established, as of the fifteenth (15) day of the month immediately preceding the billing period. The payment shall be due by the tenth (10) day of the month.

(c)

WSCS may at its sole option increase or decrease the charges specified in the attached Schedules and/or on additional Schedules agree to by the parties. WSCS shall exercise its option to increase or decrease charges by giving written notice of any such increase or decrease to Customer not less than sixty (60) days prior to the effective date of the revised charges. If any increase in the aggregate charges to Customer, exclusive of increases in the number of accounts, or for additional customer Services, exceeds twelve percent (12%) in any calendar year, Customer shall have the option, within ten (10) days of the date of the notice given by WSCS, to elect in writing to terminate this Agreement without early termination fees, or be deemed to have accepted the modification of this Agreement as if such new charge were part of the Agreement at its inception.

(d) Customer will pay any and all taxes arising from execution of the Agreement, and any service transactions performed under the Agreement.

(e)

Charges do not include the costs of optical media, telephone lines, transportation and/or electronic transmission of documents, reports and information to and from the Customer. The Customer shall be responsible for all such costs. WSCS shall contract for such services on behalf of the Customer and bill Customer for costs involved.

5.	ADDITIONS TO OR CHANGES IN SERVICE

(a)

WSCS will undertake reasonable efforts to provide special reports and services which the Customer may from time to time request, in addition to those set forth in the attached Schedules. Such additional Services and reports shall be charged to the Customer in accordance with WSCS prices in effect as of the time of the request.

(b)

Requests for the special reports, program changes and additional Services must be received in writing by WSCS at least sixty (60) days in advance of the date upon which the reports are required or the program changes and/or additional Services are to take effect.

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(c)

In the event that WSCS elects to add to available Services through the acquisition and use of additional or upgraded hardware or WSCS Software, WSCS shall notify the Customer of the details of such upgrade/addition at least sixty (60) days prior to the intended activation date for the additional hardware or WSCS Software, along with the charges associated with the upgrade/addition.

(d)

The Customer shall then have the right to decline participation in the upgrade/addition and acquisition of the additional Services, subject to the Customer providing WSCS with written notice of the Customer's intention to decline at least thirty (30) days prior to the intended activation date. The Customer's declining of the additional Services shall have no impact on the Customer's right to continue to receive its then current Services under this Agreement, unless the additional or upgraded hardware or WSCS Software will replace existing hardware and/or WSCS Software then currently used by WSCS to provide Services. In such event, the replacement may require the activation of the additional Services for the Customer.

(e)

In the event the Customer declines the additional Services, and thereafter determines that it wishes to acquire the additional Services (during the term of this Agreement), the Customer may notify WSCS of the Customer's intention to acquire the additional Services, at least sixty (60) days prior to the date on which the Customer wishes to have the additional Services activated. The adjusted charges for the additional Services shall reflect a reasonable and good faith amount in view of WSCS's charges to its other customers for the additional Services; subject, however, to the condition that WSCS may include a surcharge in view of the Customer's original declining of the additional Services.

6.	LIABILITY FOR LOSS OR DAMAGES

(a)

Within the limits of practicality, taking into consideration the type of error and the machine time required to correct the error, WSCS agrees to undertake reasonable efforts to correct the programming, operator or other errors cased by WSCS. The foregoing obligations of WSCS are the preferred remedies for any programming, operator or other errors.

(b)

WSCS MAKES NO WARRANTY WITH RESPECT TO THE WSCS SOFTWARE OR WSCS'S PERFORMANCE OF THE SERVICES UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, AND WSCS HEREBY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. In no event shall WSCS be liable for any loss of profits, loss of use, interruption of business or indirect, special, incidental or consequential damages of any kind in connection with or arising out of the furnishing, performance or use of the WSCS Software or the Services provided by WSCS, whether alleged as breach of contract or tortious conduct, including negligence.

	(c)	WSCS's liability hereunder for damages shall not, in any event, exceed the amounts paid by the Customer to WSCS for Services as to which the claim arose.

	(d)	No action arising out of any claimed breach of this Agreement or transactions under this Agreement may be brought by either party more than two (2) years after the cause of action has occurred.

	(e)	WSCS shall not incur any liability to the Customer on account of any loss or damage resulting from a delay or failure to perform all or any part of WSCS's obligations under this

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Agreement, where such delay or failure is caused, in whole or in part, by events, occurrences or causes beyond the reasonable control of WSCS.

7.	AUDIT PROCEDURES

(a)

Customer shall adopt and effectuate at its expense, audit procedures and measures necessary for the reconstruction of data and to ascertain the correctness of data processed by WSCS to correct any errors or omissions which occur.

(b) WSCS agrees to contract for timely, but not less often than annual, Data Center Audits, and agrees to furnish copies of the audit to Customer.

(c)

WSCS agrees to provide Customer with reasonable amounts of machine time as is necessary solely for the running of audit programs by Customer, Customer auditors, or regulatory agencies with jurisdiction over Customer, subject to the availability of personnel of WSCS for supervision and the availability of computer time. WSCS will make computer time available for such use at the normal per hour computer charge applicable at the time the request is made.

8.	SOFTWARE MAINTENANCE

(a) WSCS agrees to maintain and modify the WSCS Software to meet the requirements of regulatory agencies, within a reasonable period of time following notification of required modifications.

(b)

WSCS agrees to maintain the WSCS Software in a manner such that the overall scope of functionality of the Services is not lessened, relative to the functionality as of the effective date of this Agreement; subject, however, to any modifications which may be required to the WSCS Software to meet regulatory agency requirements.

9.	NOTICE TO CUSTOMER

WSCS agrees to notify Customer by means of an update to the User Manuals of any systems changes that effect procedures, reports or other material aspects of the Services in order to insure accurate information relating to proper preparation of input, content and utilization of output and frequency of reports as provided herein.

10.	BACK-UP AGREEMENT

WSCS agrees to contract for back-up information systems service and agrees to certify to Customer, at Customer's request, the existence of the contract, the party providing the backup, and the expiration date of the contract.

11.	RECEIPT AND DELIVERY

Delivery of computer work between Customer and WSCS will be by electronic telecommunications. Normal transmission of daily work by Customer to WSCS will be complete by 9:00 p.m. Normal transmission of daily reports by WSCS to Customer will be completed by 7:00 a.m.

12.	PROCESSING PRIORITY

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WSCS will perform all day-to-day processing prior to any other processing not normally done on a daily basis.

13.	OWNERSHIP OF PROGRAMS

Unless otherwise agreed, all programs developed or purchased by WSCS in connection with this Agreement are and shall remain the sole property of WSCS and/or WSCS's software vendors.

14.	OWNERSHIP, CONFIDENTIALITY AND POSSESSION OF RECORDS

All Customer records, accounts and transactions remain the property of the Customer and shall be held in confidence. Upon written request, WSCS will provide Customer with machine readable files at a charge equal to the request. Upon termination of this Agreement, WSCS will release and deliver to Customer all such data contained on magnetic, optic, or other media, provided all obligations owing to WSCS are fully satisified and Customer pays the media processing fee established by WSCS to reflect the cost of such delivery.

15.	RECORD BACKUP AND RETENTION

WSCS shall prepare at the end of each processing cycle magnetic tapes containing account records and transactions for that cycle, and shall deposit such magnetic tapes in the WSCS vault and an appropriate off-site vault for safekeeping. WSCS shall retain no less than five generations of back-up tapes.

16.	INSURANCE COVERAGE

Each party shall carry proper insurance coverage for any loss, expense, and/or damage to Customer or WSCS including but not limited to errors and omissions. WSCS agrees to provide to Customer, at Customer's request, a summary of insurance coverage, the party providing insurance, and the policy expiration dates.

17.	NOTICE TO GOVERNMENTAL AGENCIES

Customer shall provide the necessary and adequate notice to the appropriate federal and state examining agents concerning the initiation or termination of this Agreement, or of any substantial changes in Services provided by this Agreement as subsequently amended or modified.

18.	CONSUMER PRIVACY

All terms used in this paragraph have the meanings given them in the federal "Privacy of Consumer Financial Information" regulation (12 CFR 216) as amended from time to time. The Customer has disclosed, and may disclose in the future, to WSCS certain nonpublic personal information about the Customer's consumers and customers. WSCS agrees to maintain the confidentiality of all such information to the same extent that the Customer is required to maintain it. WSCS further agrees not to disclose or use any such information except to carry out the purposes for which the Customer provided such regulation or as otherwise permitted by 12 CFR 216 or any similar state regulation by which the Customer may be bound. Notwithstanding any contrary provision of this Agreement, WSCS agrees to indemnify the Customer against and hold the Customer harmless from any loss, cost, judgment, settlement, civil money penalty, or other expenditure, including reasonable attorney fees at trial and on all appeals, incurred by the Customer, required of the Customer, or voluntarily made by the

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Customer in good faith, if it is caused, in whole or in part, by any violation of this paragraph by WSCS.

19.	ASSIGNMENTS

Neither party may assign rights, duties and obligations under the Agreement to any third party without prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. The rights of assignments by Customer shall not apply to a competitor of WSCS.

20.	GOVERNING LAWS

This Agreement will be governed by and construed in accordance with the laws of the state of Michigan.

21.	WARRANTIES

WSCS represents and warrants that Services will be performed in a workmanlike manner and in accordance with the Federal Financial Institutions Examination Council, Information Systems, Examination Handbook.

22.	ENTIRE AGREEMENT

(a)

This Agreement, together with any and all attached Schedules, constitute the entire agreement between the parties with respect to their subject matters, and there are no promises, conditions, representations or warranties except as expressly set forth therein. This Agreement may be modified or amended only by written instrument executed by authorized representatives of WSCS and the Customer (other than for price adjustments as provided in paragraph 4(c)). No terms, provisions or conditions of any purchase order which the Customer may use in connection with the acquisition of the Services shall have any effect on the rights, duties or obligations of the Customer or WSCS in accordance with this Agreement.

	(b)	All additional and modifications to this Agreement other than price adjustments provided in paragraph 4(c) shall be writing and shall be signed by both parties.

WEST SHORE COMPUTER SERVICES, INC.	VALLEY RIDGE BANK

/s/ Paul D. Rasmussen	/s/ Richard L. Edgar
Paul D. Rasmussen, President and C.E.O.	Richard L. Edgar, President and C.E.O.

12/28/00	12/28/00
Date	Date

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INFORMATION SYSTEMS SERVICE AGREEMENT SCHEDULE A

Attached to and made part of a Information Systems Service Agreement by and between WEST SHORE COMPUTER SERVICES, INC. and VALLEY RIDGE BANK commencing on the 1st day of January, 2001.

SYSTEM DESCRIPTION

Fiserv Comprehensive Banking System:
•	Transaction Subsystem	•	Safe Deposit Subsystem
•	Time Subsystem	•	All Items File Reception
•	Loan Subsystem	•	Exception File Transmission
•	General Ledge Subsystem	•	ACH Reception & Origination
•	Customer Information File	•	Charge Back Processing System
•	Common File	•	ATM Co-operative Processing
•	Financial Transaction Management	•	FHLMC Reporting-Loan Packaging
•	Voice Response System

International Business Machines:
•	Query/400
•	Client Access/400

Real Vision Imaging:
•	COLD Imaging

CHARGE FOR SERVICES

Monthly per account charge of $.66 based on the aggregate number of open accounts processed in the Transaction, Time, and Loan Subsystems. Monthly voice response system charge of $100 per VRU port. Monthly charge of $500 for Internet Banking. Monthly charge of $500 for ATM Co-operative Processing.

WEST SHORE COMPUTER SERVICES, INC.	VALLEY RIDGE BANK

/s/ Paul D. Rasmussen	/s/ Richard L. Edgar
Paul D. Rasmussen, President and C.E.O.	Richard L. Edgar, President and C.E.O.

12/28/00	12/28/00
Date	Date

INFORMATION SYSTEMS SERVICE AGREEMENT SCHEDULE B

Attached to and made of a Information Systems Service Agreement by and between WEST SHORE COMPUTER SERVICES, INC. and VALLEY RIDGE BANK commencing on the 1st day of January, 2001.

USER MANUAL TITLES

Fiserv Comprehensive Banking System Documentation:
•	ACH Origination Processing Guide (ACPR)
•	CIF Subsystem Processing Guide (CUPR)
•	Collateral Subsystem Processing Guide (CPPR)
•	FTM Common File Processing Guide (FTCF)
•	FTM Data Processing Guide (FTDP)
•	FTM Reports Guide (FTRP)
•	FTM User Guide (FTUS)
•	General Ledger Subsystem Data Processing Guide (GLDP)
•	General Ledger Subsystem Reports Guide (GLRP)
•	General Ledge Subsystem User Guide (GLUS)
•	Loan Common File Processing Guide (LNCF)
•	Loan Subsystem Data Processing Guide (LNDP)
•	Loan Subsystem Reports Guide (LNRP)
•	Loan Subsystem User Guide (LNUS)
•	Security Subsystem Processing Guide (SCPR)
•	Time Common File Processing Guide (TMCF)
•	Time Subsystem Data Processing Guide (TMDP)
•	Time Subsystem Reports Guide (TMRP)
•	Time Subsystem User Guide (TMUS)
•	Transaction Common File Processing Guide (TACF)
•	Transaction Subsystem Data Processing Guide (TADP)
•	Transaction Subsystem Reports Guide (TARP)
•	Transaction Subsystem User Guide (TAUS)
•	Year end Procedures Processing Guide ( YEPR)
•	Chargeback Subsystem Processing Guide (CHPR)
•	EFT/Card Management Processing Guide (EFPR)
•	Laser Pro Interface Guide (LPIN)
•	Safe Deposit Box Processing Guide (SDPR)
•	Voice Response System Processing Guide (VRPR)

INFORMATION SYSTEMS SERVICE AGREEMENT SCHEDULE A

Attached to and made part of a Information Systems Service Agreement by and between WEST SHORE COMPUTER SERVICES, INC. and VALLEY RIDGE BANK dated January 1, 1997.

SYSTEM DESCRIPTION

Fiserv Comprehensive Banking System:
•	Transaction Subsystems	•	Safe Deposit Subsystem
•	Time Subsystem	•	All Items File Reception
•	Loan Subsystem	•	Exception File Transmission
•	General Ledge Subsystem	•	ACH Reception & Origination
•	Customer Information File	•	Chargeback Processing System
•	Common File	•	ATM Transaction File Reception
•	Financial Transaction Management	•	ATM Balance File Transmission
•	Voice Response System	•	FHLMC Reporting/Loan Packaging

Interactive Planning Systems Shareholder Accounting (PC Based)

International Business Machines:
•	Office Vision/400
•	Query/400
•	Client Access/400
•	Internet Banking System

DCR Technologies:
•	TREE V Plus Systems
•	Report Delivery System

CHARGE FOR SERVICES

Monthly per account charge of $.63 based on the aggregate number of open accounts processed in the Transaction Time, and Loan Subsystems. Monthly voice response system charge of $100 per VRU port. Monthly charge of $500 for the IBM Internet Banking Solution.

WEST SHORE COMPUTER SERVICES, INC.	VALLEY RIDGE BANK

/s/ Paul D. Rasmussen	/s/ Richard L. Edgar
Paul D. Rasmussen, President and C.E.O.	Richard L. Edgar, President and C.E.O.

4/28/98	4/28/98
Date	Date

IBM AS/400 INTERNET BANKING SOLUTION

IBM AS/400 Internet Banking Solution License, customization & installation up to 184 hours $140,245 not to exceed $150,245	$150,245

IBM Travel & Living expense estimate	8,000

IBM AS/400e 170/2160 $37,803 less 10%	34,023

IBM Firewall software	3,995

IBM Communication & Development Software	2,863

IBM AS/400 300/2042 Ethernet 802.3 Adapter	2,250

Fiserv CBS LU6.2 Message Level Interface	25,000

384K Fractional T-1 one-time non-recurring	2,744

TOTAL START UP	$229,120

IBM Hardware Maintenance (after first year)	$1,440

IBM Software Maintenance (reduced from $10,000)	8,000

Fiserv Software Maintenance $250/mo.	3,000

384K Fractional T-1 $1,370/mo.	16,440

ANNUAL OPERATING	$28,880

MONTHLY OPERATIONS	$2,407

INFORMATION SYSTEM SERVICE AGREEMENT SCHEDULE C

Attached to and made part of a Information Systems Service Agreement by and between WEST SHORE COMPUTER SERVICES, INC. and VALLEY RIDGE BANK dated January 1, 1997.

The TERM OF AGREEMENT is hereby amended from thirty-six (36) months to sixty (60) months, extending the Completion Date to December 31, 2001.

WEST SHORE COMPUTER SERVICES, INC.	VALLEY RIDGE BANK

/s/ Paul D. Rasmussen	/s/ Richard L. Edgar
Paul D. Rasmussen, President and C.E.O.	Richard L. Edgar

2/29/00	Pres./CEO
Date	Title

Feb 29, 2000
Date